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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements and Independent Auditors' Report" in the Statement of Additional Information and to the incorporation therein of our report dated January 20, 2004, on the statement of assets and liabilities as of January 16, 2004 and the related statement of operations for the one-day period then ended, in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-2 No. 333-113064 and 811-21448) of Pioneer Tax Advantaged Balanced Trust.

                                                            /s/ERNST & YOUNG LLP

Boston, Massachusetts
March 30, 2004